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                                                                    EXHIBIT 21.1



                         SUBSIDIARIES OF THE REGISTRANT
                        (WITH PRINCIPAL OFFICE LOCATION)



Aris Software, Inc.
Incorporated under the laws of Washington
    2229 - 112th Avenue NE
    Bellevue, WA  98004


Aris UK Limited
(formerly Oxford Computer Group Limited)
Incorporated under the laws of England and Wales
    Wolsey Hall
    66 Banbury Road
    Oxford, England   OX2 6PR


Aris (International), L.L.C.
A limited liability company organized under the laws of Washington
    2229 - 112th Avenue NE
    Bellevue, WA  98004


Aris Computer Services GmbH.
A German company with limited liability (Gesellschaft mit beschrankter Haftung)
    Hebelstrase 22d
    Heidelberg, Germany. 69115


Aris Interactive, Inc.
Incorporated under the laws of Washington
    2229 - 112th Avenue NE
    Bellevue, WA  98004

Aris Information Technology Training, Inc.
Incorporated under the laws of Washington
    2229 - 112th Avenue NE
    Bellevue, WA  98004